Exhibit 10.17

Private and Confidential

Dated 30 November, 2007

CXR ANDERSON JACOBSON S.A.S. (Pledgor) GVEC RESOURCE IV INC. (Administrative Agent) and THE LENDERS	(1) (2) (3)

GOING CONCERN PLEDGE AGREEMENT

Contents
Clause
1	Definitions
2	Pledge over the business as a Going Concern (Nantissement)
3	Designation of the pledged Going Concern
4	Registration, fees and expenses
5	Representations and Warranties
6	Undertakings of the Pledgor
7	Insurance
8	Duration
9	Enforcement of the Pledge
10	Notices
11	Miscellaneous
12	Successors and Assigns
13	Governing Law - Jurisdiction

BETWEEN:

(1)

CXR ANDERSON JACOBSON, a French société par actions simplifiée with a share capital of EUR 1,350,000, having its registered office at rue de l’Ornette 28140 Abondant, France, registered with the Registry of Commerce and Companies of Dreux under single identification number 785 754 706, represented by the person identified on the signature page hereof (hereinafter referred to as the “Pledgor”); and

(2)

GVEC RESOURCE IV INC., an international business company incorporated under the laws of the British Virgin Islands, whose registered office is Walkers (BVI) Limited, Walkers Chambers, PO Box 92, Road Town, Tortola, British Virgin Islands, registered under number 1027282, acting in its own name and in its capacity as Administrative Agent under the Credit Agreement (as such term is defined below), represented by the person identified on the signature page hereof (hereinafter referred to as the “Administrative Agent”); and

(3)

Each lender under the Credit Agreement (as such term is defined below), each identified in Schedule 1, together with its successors, transferees and assigns, represented by the Administrative Agent (hereinafter referred to collectively as the “Lenders”).

WHEREAS:

(A)

Pursuant to a credit agreement governed by the laws of the State of California (United States of America), entitled “Credit Agreement” and dated [•] 2007 (such agreement, as it may from time to time be amended, modified or supplemented, being referred to hereinafter as the “Credit Agreement”) between, inter alia, GVEC Resource IV Inc. as the Arranger and the Administrative Agent, the Lenders as lenders, and Emrise Corporation and certain of its subsidiaries as Borrowers (the “Borrowers”), the Lenders have granted to the Borrowers a credit facility for a maximum principal amount of USD 23,000,000.

(B)	Emrise Corporation is the holder of 100% of the share capital of the Pledgor.
(C)

Pursuant to the Guarantee (as such term is defined below), certain of Emrise Corporation’s subsidiaries including the Pledgor have agreed to guarantee the performance of the payment obligations of the Borrowers to the Beneficiary under the Credit Agreement (as defined below under the term “Guaranteed Obligations”).

(D)

The Pledgor has agreed to grant to the Beneficiary as security for the payment of all amounts due and payable by it pursuant to the Guaranteed Obligations, in accordance with the terms and conditions set out in this agreement, a first ranking pledge over its going concern (hereinafter referred to as the “Agreement)”. The Beneficiary has, pursuant to article 2328-1 of the French Code civil (hereafter the “Civil Code”), appointed the Administrative Agent in order that the Administrative Agent be entitled to register, perform and enforce any security interest (sûreté réelle) granted by the Pledgor in order to secure the performance and payment of the Guaranteed Obligations.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1                       Definitions

1.1               Definitions

In this Agreement, unless otherwise stipulated, the terms and expressions the first letter of which is capitalised shall have the meanings ascribed to such terms below or, if not so defined, shall have the meanings ascribed to such terms in the Credit Agreement:

[PLEASE NOTE: ORDER CORRESPONDS TO ALPHABETICAL ORDER IN ORIGINAL FRENCH VERSION OF TEXT]

“Administrative Agent” has the meaning ascribed to such term in the list of parties hereof;

“Arranger” refers to GVEC Resource IV Inc., together with its successors, transferees and assigns pursuant to the Credit Agreement;

“Schedule” means any of the schedules to the Agreement;

“Clause” means any of the clauses of the Agreement;

“Beneficiary” means collectively the Administrative Agent, the Arranger and the Lenders, together with their respective successors, transferees and assigns;

“Enforcement Event” means any failure by the Pledgor to perform any of its obligations under the Guarantee;

“Agreement” means this agreement together with the schedules hereto, as it or they may be expressly amended, restated or supplemented hereinafter;

“Intellectual Property Rights” means patents, licenses, trademarks, drawings and industrial design rights, and more generally all intellectual property rights (with the exception of the legal name), including software licenses, attached to the Going Concern;

“Emrise Corporation” means Emrise Corporation, a company incorporated under the laws of Delaware, United States of America, having its principal executive offices at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California, 91370, United States of America;

“Going Concern” means the going concern (fonds de commerce) of the Pledgor or one or several components thereof (including, as the case may be, the components and rights subsequently included therein), pledged in favor of the Beneficiary, pursuant to this Agreement, as described in Clause 3 hereof entitled “Designation of the Pledged Going Concern”;

“Guarantee” means the agreement dated [•], entered into between, inter alia, the Pledgor and certain of Emrise Corporation’s subsidiaries, pursuant to which they have granted in favor of the Arranger, the Administrative Agent and the Lenders a guarantee securing the payment obligations of the Lenders pursuant to the Credit Agreement;

“Pledge” means the Going Concern pledge, created in favor of the Beneficiary pursuant to the present Agreement;

“Guaranteed Obligations” means all present and future payment obligations, whether in principal, interest, default interest, indemnities, costs, fees, commissions or accessories due and payable by the Borrowers to the Beneficiary pursuant to the Credit Agreement and which constitute the obligations of the Pledgor pursuant to the terms of the Guarantee (it being specified that the intention of the parties in this agreement is that such term corresponds to the term “Guaranteed Obligations” in the Guarantee); and

“Parties” means collectively the Pledgor and the Beneficiary.

1.2       Unless otherwise stipulated, in this Agreement:

1.2.1

the titles of Clauses and Schedules are for ease of reference only and shall not affect the interpretation or construction thereof;

1.2.2

terms defined in Clause 1.1 may be used in the singular or the plural sense as required by the context thereof;

1.2.3

references to a person shall be construed as including such person’s successors, transferees and assigns and to any other person succeeding to the rights and obligations of such person in any manner whatsoever;

1.2.4

references to an agreement or any other document shall include any schedules thereto and any modifications or amendments thereof;

1.2.5

references to an obligation shall include any accessories attached thereto; and

1.2.6

References to time of day are to Paris time.

2                       Pledge over the business as a Going Concern (Nantissement)

In order to secure the performance and the payment of the Guaranteed Obligations, the Pledgor hereby pledges the Going Concern in favor of the Beneficiary, pursuant to the provisions of articles L.142-1 et seq. of the Code de commerce (the “Commercial Code”) and with regulatory provisions of the Commercial Code relating to such articles and the Pledgor hereby agrees, to the extent necessary, that such pledge be registered with the Commercial court of Dreux.  Upon completion of the formalities as contemplated in Clause 4.1, the Pledge will constitute a first ranking security interest over the Going Concern in favor of the Beneficiary.

3                       Designation of the pledged Going Concern

3.1               The Pledgor hereby pledges its Going Concern which consists, in France as well as abroad, directly or indirectly, for its own account of for the account of third parties, in:

(a)

the importation, the exportation, the purchase, the sale, the lease, the installation, the maintenance and the repair of any goods, devices or equipments in the engineering and computer domain and related domains, as well as the marketing of related supplies;

(b)

and, more generally, any and all commercial, industrial or finance transactions, relating to movable or real-estate property, which can be linked, directly or indirectly, with its corporate purpose, or with any similar or ancillary purposes, or which are likely to facilitate the operation or the development of the Pledgor’s business as well as its participation, by every possible means, in any firm or company, created or to be created, which can be linked with its corporate purpose, in particular by the creation of new companies, contribution (apport), merger, general partnership (commandite), subscription, purchase of shares or shareholder interests, alliance, undisclosed partnership (société en participation) or economic interest group (groupement d’intérêt économique).

3.2               The said Going Concern so pledged includes all elements which may be legally included therein pursuant to article L. 142-2 of the Commercial Code, and in particular:

(a)

the logo, the clients and goodwill in respect therewith;

(b)

commercial and industrial furniture, material and equipment used in the operation thereof;

(c)

the commercial names, the patents and licenses, the trade marks and trade names, including the Intellectual Property Rights, the models and designs and more generally any intangible element and industrial, intellectual, literary and artistic rights attached to the Going Concern, including the software and any rights granted to the Pledgor pursuant to software licenses and agreements and maintenance agreements and which relate to its activity;

(d)

lessee rights to leased real estate (droit au bail), as the case may be, relating to the premises in which the Going Concern is operated;

(e)

software and maintenance agreements relating to the activity of the Pledgor; and

(f)

all the elements which may subsequently be created and which are to be included in the scope of the Pledge pursuant to Clause 6.4 of the present Agreement.

3.3               In addition, the scope of the Pledge over the Going Concern shall automatically extend, to the extent permitted by law, to the following elements:

(a)

furniture, material and equipment which may be created or acquired by the Pledgor, including additional furniture, material and equipment that shall replace, improve or perfect the existing furniture, material and equipment of the Going Concern pledged;

(b)

as the case may be, any insurance or eviction indemnities and expropriation or any other compensation which would be paid to the Pledgor in connection with any of the elements of the Going Concern;

(c)

as the case may be, any leasing rights including any renewal or extension of such leasing rights with respect to the premises in which the Going Concern is operated or with respect to any branch or secondary establishment of the Pledgor whether existing, created or to be acquired subsequently by the Pledgor;

(d)

as the case may be, commercial names, trade marks and trade names, copyrights, logos, industrial designs and models and, more generally, any intangible assets and rights relating to industrial and intellectual rights which may be created, acquired by the Pledgor, as well as all licenses or sub-licences, relating to any of these intangible assets;

(e)

as the case may be, French or foreign patents or any manufacturing process or know-how which may be created or acquired by the Pledgor, including all licenses or sub-licenses relating thereto; and

(f)

as the case may be, all the elements mentioned above which may be held (in its capacity whatsoever) by any secondary establishment of the Pledgor which has been subsequently created.

4                       Registration, fees and expenses

4.1             Tax registration and registration at commercial court

4.1.1

This Agreement will be registered by the Administrative Agent with the relevant tax authorities. In addition, the Pledge of Going Concern will be registered by the Administrative Agent with the clerk’s office of the Commercial court of Dreux within fifteen (15) days from the date hereof.

4.1.2

In this respect, all powers are vested in the bearer of an original copy of this Agreement.

4.2             Fees and expenses of registration, recording and release

All taxes, imposts, duties or penalties, present or future, of any manner whatsoever, and any reasonable costs incurred by the Administrative Agent in connection with this Agreement, including any reasonable fees and expenses of counsel, relating to the negotiation, preparation execution and registration of the present Agreement and to the performance thereof or consequent thereupon, in particular the costs relating to the formalities described in this Clause, shall be borne by the Pledgor, who undertakes to pay such amounts on first demand to the Administrative Agent upon presentation of supporting evidence of such costs.

5                      Representations and Warranties

5.1               In addition to the representations and warranties of the Pledgor set forth in the Guarantee, the Pledgor hereby represents and warrants to the Beneficiary that:

5.1.1

it is a duly incorporated, registered and validly existing company in accordance with the laws and regulations governing it, that it has the power to own its property and other assets and to conduct its business as it is now being conducted and hereafter proposed to be conducted; that the execution and performance hereof have been duly authorized by the relevant corporate bodies;

5.1.2

it has full power and authority to execute this Agreement and perform its obligations hereunder and all necessary corporate, shareholder and other action has been taken to authorize the execution and performance of the same and such authorizations remain in force;

5.1.3

that the execution and performance hereof does not contravene with any provisions of its articles of association (statuts) nor with any resolution of its corporate bodies;

5.1.4

that the execution and performance hereof does not contravene with any provision of any agreement or undertaking which it is a party to or which is binding on it, does not breach any applicable law or regulation;

5.1.5

that, apart from those referred to in this Agreement, the execution and performance hereof does not require any authorization, opinion, license, registration or approbation from any third authorities, will be required, and that any governmental or administrative authorizations required to be obtained or receive by it in order to execute and perform its obligations under this Agreement and to ensure the validity and enforceability thereof have been obtained and are in force;

5.1.6

that this Agreement will constitute from its execution and will remain thereafter, a legal, valid and binding undertaking under the terms hereof;

5.1.7

that there is no pending action nor that it is not aware of any claim to be brought, to the effect of preventing or forbid the execution or performance hereof or which could have a significant impact on its activity, its assets or its financial and economic situation;

5.1.8

it is fully aware of the terms of the documentation, from which the Guaranteed Obligations arise, and acknowledges to have received a copy of each document of which it has neither signed or received, in particular the Credit Agreement and the Loan Documents (as such term is defined in the Credit Agreement);

5.1.9

that no authorization from any third party will be required in the event of the sale of the Going Concern, following the enforcement of the Pledge;

5.1.10

that it is the owner of the Going Concern, as evidenced by extracts from its registration certificate at the Registry of Commerce and Companies of Dreux;

5.1.11

that it has given to the Beneficiary all information requested by the Beneficiary concerning all of the elements pledged or due to be pledged hereunder;

5.1.12

that it does not at the date hereof, own any business, except for the Going Concern which is the subject of this Pledge, and that it is, whether or not pursuant to licensing agreements, effectively and validly authorized to use the assets and rights included within the scope of the Pledge;

5.1.13

that at the date hereof, it is not the owner of any Intellectual Property Right;

5.1.14

that at the date hereof, it is not the holder in any capacity whatsoever (and in particular, as a licensee) of any Intellectual Property Right, other than the rights included in the scope of the present Pledge;

5.1.15

that it has legal and valid title to occupation of the premises in which the Going Concern is operated;

5.1.16

that no license or sub-license concerning any Intellectual Property Right or trade name, has been granted at the date hereof by the Pledgor to any third parties; and

5.1.17

that none of the components of the Going Concern owned by the Pledgor are pledged nor are they required to be pledged in favor of third party banks pursuant to articles L525-1 and following of the Commercial Code.

5.2               The representations and warranties set out in Clause 5.1 shall remain in force following the signature of the Agreement and shall be deemed to be repeated by the Pledgor so that they remain accurate on each date on which the representations and warranties set out in the Credit Agreement are repeated.

6                       Undertakings of the Pledgor

The Pledgor hereby undertakes as follows:

6.1             Preservation of the Going Concern

The Pledgor shall ensure the conservation and preservation of the Going Concern, it shall maintain (subject to the fair wear and tear) the components of the Going Concern in a normal state of operation and in activity, it shall refrain from taking any action which may significantly decrease the value of the Going Concern (with the exception of actions taken in the normal course of business), and shall promptly notify the Administrative Agent of any events or circumstances which are likely to materially and adversely affect (i) the  capacity of the Pledgor to use the Going Concern, or (ii) the exercise by the Pledgor of its rights and remedies with respect to the Going Concern whether immediately or in the future.

6.2             Notification of contemplated pledge

The Pledgor undertakes to notify the Administrative Agent of any information of which it is aware and according to which any third party is considering or is about to take or to be granted a security or privilege over any of the elements included in the scope of the Pledge over the Going Concern or to be so included pursuant to this Clause.

6.3             Requirement of Written Agreement of the Administrative Agent

The Pledgor shall be required to obtain the express written consent of the Administrative Agent, acting in the name and on behalf of the Beneficiary, prior to the completion of any action, the signature of any contract or agreement, or the making of any undertaking which would result in a significant decrease in the value of the Going Concern.  In particular, the Pledgor shall not, without the express prior written agreement of the Administrative Agent:

6.3.1

modify or permit the modification of the legal structure of the company operating the Going Concern;

6.3.2

transfer in any manner whatsoever the Going Concern or any of the components thereof except for normal business transactions or replacement;

6.3.3

undertake any transaction which does not clearly fall within its corporate purpose or within the normal sphere of its operations; or

6.3.4

subject or permit the Going Concern to be subjected to any charge over the Going Concern, even if ranking behind the Pledge.

6.4             New going concern

In the event that, in the future, the Pledgor becomes the owner of new going concerns (whether by acquisition, creation, contribution or any other means) prior to the full payment of the Guaranteed Obligations, it shall immediately so inform the Administrative Agent.  The Pledgor further undertakes to grant a pledge in favor of the Administrative Agent, acting in the name and on behalf of the Beneficiary, as security for the Guaranteed Obligations, on any such new going concern.

6.5             Renewal of registration and recording - New recordings

6.5.1

The Pledgor hereby authorizes the Administrative Agent, acting in the name and on behalf of the Beneficiary, to renew the present Pledge (including any amendments thereto), at the

Pledgor’s expenses, for a further period of legal protection, which shall be the maximum period under the law, upon expiration of each period corresponding to the legal period of validity of the Pledge as long as any amounts remain due and payable in respect of the Guaranteed Obligations.

6.5.2

With respect to new intellectual and/or industrial property rights created or acquired by the Pledgor after the date hereof which are automatically included in the scope of the Pledge pursuant to Clause 3 (including all of the trademarks, logos, intellectual rights, industrial designs and models, French or foreign patents as well as procedures or know-how and more generally, all industrial, literary or artistic rights as well as commercial names and any licenses or sub-licenses relating to any of such intangible elements granted by the Pledgor to a third party, including software, any new rights of the Pledgor under software licenses, maintenance agreements and contracts for access to source codes, which are or which will be associated with its activity, with the exception of such elements as are the property of the Lessee) the Pledgor hereby authorizes the Administrative Agent, acting in the name and on behalf of the Beneficiary, to immediately register, at the Pledgor’s expenses, with the Institut National de la Propriété Industrielle the pledge over such new rights acquired by the Pledgor.

6.6             Further covenants

6.6.1

The Pledgor hereby covenants that it will, at its own expenses, perform all acts and execute all documents and instruments which may be reasonably requested by the Administrative Agent at any time, in order to evidence, perfect, maintain or enforce the Pledge created in favor of the Beneficiary or, more generally, as a result of the provisions of this Agreement.

6.6.2

In addition, the Pledgor expressly undertakes to inform the Administrative Agent of the creation or acquisition of any secondary establishment or branch in which the Pledgor operates part or all of its Going Concern or any new going concern, within five (5) Business Days of the registration of such secondary establishment or branch with the relevant Registry of Commerce and Companies, in order to enable the Administrative Agent to make any new or additional registration which may be necessary to the creation, extension or conservation of the Pledge, in the conditions set out in this Agreement.

7                       Insurance

The Pledgor undertakes as from the date hereof to adequately insure or cause to be insured and maintain insured for so long as this Agreement remains in force, the materials, furniture, tools and fixtures and fittings and other insurable property of the Going Concern, against all types of risks usually insured by commercial companies carrying on the same type of business as the Pledgor, and in particular, without such list being exhaustive, risks of fire, explosion, lightning, water damage, loss, destruction, riots, social unrest, acts of terrorism and theft.  Such insurance must be taken out by the Pledgor with one or more reputable company(ies) or must be approved by the Administrative Agent.  The Pledgor undertakes to renew or cause to be renewed such insurance upon each renewal date until payment in full of the Guaranteed Obligations and termination of all commitments under the Credit Agreement and to provide evidence of such insurance policies to the Administrative Agent at any time upon the latter’s request.  The Pledgor acknowledges that, in the event of enforcement of the Pledge, the proceeds of any insurance policy which would be allocated to the Pledgor in case of damage shall be paid to the Administrative Agent for the account of the Beneficiary up to the amount of such proceeds (and for a maximum amount equal to the Guaranteed Obligations), pursuant to article L.121-13 of the Insurance Code.  In this respect, the Administrative Agent, acting in the name and on behalf of the Beneficiary will notify the relevant insurance companies.  It is agreed however, that any amounts received by the Administrative Agent on behalf of the Beneficiary pursuant to this paragraph shall automatically be applied to reduce the amount owed under the Guaranteed Obligations.

8                       Duration

8.1

The representations, warranties and covenants set out above shall bind the Pledgor and this Agreement shall remain in force for so long as any amount remains due and payable in respect of the Guaranteed Obligations.

8.2

Consequently, the Administrative Agent, acting in the name and on behalf of the Beneficiary, undertakes to release the present Pledge over the Going Concern, at the Pledgor’s expense when, (i) all Guaranteed Obligations are fully and irrevocably satisfied and (ii) no loan or credit facility is available for the Borrowers under the Credit Agreement.

9                       Enforcement of the Pledge

If the Pledgor does not comply with its obligations under the Guaranteed Obligations (hereinafter an “Enforcement Event”), the Administrative Agent, acting in the name and on behalf of the Beneficiary, may:

9.1

with respect to the Pledge created hereunder, immediately exercise all rights and privileges and take any action granted by law to a secured creditor, and in particular, enforce the pledge pursuant to articles L141-5 et seq. and article L521-3 of the Commercial Code (or any other legal provision then applicable); and

9.2

with respect to any contracts and licenses included in the scope of the Pledge over the Going Concern hereunder and for which the consent of the co-contractor or grantor of a license is required in order to effect a transfer thereof, request (without it being necessary to obtain the Pledgor’s consent for this purpose) the consent of any such co-contractor or grantor of a license in order to allow the transfer of the relevant licenses and agreements to any transferee or proposed transferee of the Going Concern upon enforcement of the Pledge.

IT BEING SPECIFIED THAT, IN ANY EVENT, the Pledgor hereby undertakes to take all reasonable actions promptly after the enforcement of the Pledge, in order to obtain the consent of such co-contractor or grantor of license in respect of the transfer referred to above; provided that the Pledgor shall not be held liable in the event where any co-contractor or grantor would refuse to consent to the above-mentioned transfer; and

IT BEING ALSO SPECIFIED THAT the Pledgor undertakes to take all reasonable actions to include, in any agreements and licenses relating to future or additional rights, provisions that allow the transfer of such agreements or licenses in case of enforcement of the Pledge, provided that the Pledgor shall not be held liable in the event that any co-contractor or grantor refuses to consent to the above-mentioned transfer.

10                Notices

Any notices and communications made under this Agreement shall be made in accordance with clause 5.15 of the Guaranty.

11                Miscellaneous

11.1

This Agreement does not affect and shall not affect in any way the nature and the scope of any undertaking or any guarantee that may have been given or granted by the Pledgor or by any third party, and comes in addition to them.

11.2

This Agreement is irrevocable and shall remain in force notwithstanding:

11.2.1

any renewal, extension or prorogation of the Credit Agreement and/or the Guarantee giving rise to the Guaranteed Obligations;

11.2.2

any novation or amendment of the Credit Agreement an/or the Guarantee giving rise to the Guaranteed Obligations; and

11.2.3

in the event that any provision of the Credit Agreement and/or of the Guarantee giving rise to the Guaranteed Obligations and/or of any other security or of any other document referred to in the Credit Agreement or referring to the Credit Agreement or its schedules, in particular in guarantee of any restitution obligation of the Pledgor.

11.3

This Pledge shall not be extinguished or released, either in full or in part, as a result of any partial payment to the Beneficiary of the Guaranteed Obligations.

11.4

The rights of the Beneficiary pursuant to this Agreement or to any document issued pursuant to this Agreement, and any right, remedy or other security granted by the Pledgor in favor of the Beneficiary or provided by law, may be exercised as often as necessary and are cumulative. The Beneficiary may exercise its rights under this Agreement regardless of whether or not its other rights, remedies or securities with respect to the Guaranteed Obligations have been exercised.

11.5

Subject to applicable limitation periods, the failure by the Beneficiary and/or the Administrative Agent, acting in the name and on behalf of the Beneficiary, to exercise any right or action hereunder or any delay in exercising such rights or actions shall not constitute a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise of the same, or the exercise of any other right. No waiver shall be binding unless effected by written instrument signed by all of the Parties and referring expressly to this Agreement. The Beneficiary shall have no liability towards the Pledgor with respect to the late exercise or the non-exercise of their rights under this Agreement.

11.6

In the event that any provision of this Agreement shall be deemed to be null and void or not binding due to the effect of any law or due to the interpretation of such provision, the invalidity of such provision shall not affect the validity of any other provision of this Agreement. In such a case, the Parties shall negotiate in good faith to replace the relevant provision by a new provision which shall be valid, binding, enforceable and compliant with the original intention of the Parties.

12                Successors and Assigns

12.1

All the rights and liabilities of the Beneficiary under this Agreement will benefit to its successors, transferees and assigns, as well as to any of their own successors, transferees and assigns, and to their own successors and assigns and all the terms, conditions, promises, representations and warranties hereunder will be binding on the Pledgor and on its successors and assigns

12.2

The Pledgor acknowledges that the Beneficiary is entitled, pursuant to the provisions of the Credit Agreement, to assign all or part of its rights under the Credit Agreement, and agrees that the provisions of this Agreement will run to the benefit of any assignee of the Beneficiary.

12.3

The Pledgor shall not be entitled to assign or transfer in whole or in part its rights or obligations under this Agreement.

12.4

The security under this Agreement shall not be affected by any amendment, addition or assignment of the Credit Agreement and/or the Guarantee. The Pledgor undertakes to execute any necessary documents allowing any assignee, transferee or successor of the Beneficiary to benefit from the rights under this Agreement.

12.5

In the event that the Administrative Agent is replaced in accordance with the terms of clause 15.9 of the Credit Agreement, this Agreement and the related Pledge shall inure to the benefit of the new Administrative Agent without this constituting a novation. The Pledgor undertakes, at the request of the Administrative Agent, to take any measure and sign any document in order to ascertain the rights of the new Administrative Agent.

13                Governing Law - Jurisdiction

13.1

This Agreement is governed by French law as to its validity, construction and enforcement.

13.2

Any dispute arising out of this Agreement shall be submitted to the Commercial court of Paris or the competent courts of the State of California, as the case may be, without prejudice to the right of the Beneficiary to commence proceedings before any other jurisdiction

The signature of the Parties is on the last page hereof.

Schedule 1
The Lenders

GVEC Resource IV Inc.

Walkers (BVI) Limited

Walkers Chambers

PO Box 92

Road Town

Tortola, British Virgin Islands

SIGNATURE PAGE

Signed in [the State of California (United States of America)], on November 30, in [four] ([4]) original copies

CXR ANDERSON JACOBSON SAS
Pledgor

Represented by:	Carmine Thomas Oliva	) /s/ Carmine Thomas Oliva
As:	President	)

GVEC RESOURCE IV INC.
Administrative Agent

Represented by:	Robert J. Anderson	) /s/ Robert J. Anderson
As:	Authorized Signatory	)

and

Represented by:	Peter Paul Mendel	) /s/ Peter Paul Mendel
As:	Authorized Signatory	)

THE LENDERS
Represented by the Administrative Agent

Represented by:	Robert J. Anderson	) /s/ Robert J. Anderson
As:	Authorized Signatory	)

and

Represented by:	Peter Paul Mendel	) /s/ Peter Paul Mendel
As:	Authorized Signatory	)